Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of November 23, 2015, is entered into by and among Long Island Brand Beverages LLC, a New York limited liability company (“Borrower”), Long Island Iced Tea Corp., a Delaware corporation (“Parent”), and Brentwood LIIT Inc., a Delaware corporation (the “Lender”).

RECITALS

WHEREAS, the Lender desires to provide Borrower with a secured convertible line of credit (the “Line of Credit”) in the original principal amount of up to One Million Dollars ($1,000,000), subject to increase as provided herein (the “Available Amount”), up to a maximum principal amount of Five Million Dollars ($5,000,000) (the “Facility Amount”), all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

LINE OF CREDIT

1.1           The Line of Credit.

(a)          Subject to the terms and conditions set forth below, the Lender shall make Advances (as hereafter defined) to Borrower, which Borrower may repay and reborrow, so long as the aggregate amount of Advances outstanding at any one time shall not exceed the then current Available Amount; provided, however, that the amount of any interest and fees that have been capitalized in accordance with this Agreement shall be excluded in calculating whether the Available Amount has been exceeded. Subject to the terms and conditions set forth below, the original Available Amount shall be made in two Advances, the first of which (the “First Available Amount”) shall be in a principal amount of up to Three Hundred Fifty Thousand Dollars ($350,000) and shall be made no later than November 23, 2015, and the second of which (the “Second Available Amount”) shall be in a principal amount of up to Six Hundred Fifty Thousand Dollars ($650,000) (the “Second Available Amount Maximum”) and shall be made no later than the last to occur of December 7, 2015. Amounts not Advanced to Borrower under the First Available Amount will not increase the amount of the Second Available Amount Maximum.

(b)          The Available Amount shall be subject to increase, but in no event in excess of the Facility Amount, as follows:

(i)          After the First Available Amount and the Second Available Amount have been Advanced and prior to the Maturity Date (as defined in the Note (as hereinafter defined)), but provided that prior to January 31, 2016, Borrower has furnished Lender with a financial projection of the Borrower which shall include but not be limited to projected revenue targets, gross margins, net operating profits and proposed debt and capital raisings of Borrower (each a “Projection”) for each fiscal quarter ending on the third anniversary of the date of the request provided herein, the Borrower may deliver, not more than once during each calendar month, a written request to the Lender, certified by Borrower’s Chief Executive Officer, President or Chief Accounting Officer, for an increase from the Available Amount (as it may have been previously increased), which request shall (1) specify the amount of the increase, which shall be in increments of Five Hundred Thousand Dollars ($500,000) but in no event in an amount in excess of the Facility Amount (the amount of any interest and fees that have been capitalized in accordance with this Agreement shall be excluded in calculating whether the Facility Amount has been exceeded), (2) include a schedule of proposed payments the Borrower intends to make with the proceeds (each a “Schedule of Payments”) of the requested increase from the Available Amount, and (3) set forth in reasonable detail the Borrower’s actual performance through the date of such request against the Projections delivered to Lender prior to the date hereof.

(ii)         Within five (5) business days of the receipt by the Lender of a written request by Borrower pursuant to clause (i), the Lender shall notify Borrower in writing of the amount, if any, of the increase from the Available Amount (as it may have been previously increased) that has been approved by the Lender; provided, however, the Lender shall have no obligation under any circumstance to approve any increase from the Available Amount (as it may have been previously increased), and nothing set forth herein shall constitute a commitment, express or implied, from the Lender to do so, and Borrower acknowledges that it is not relying on the availability of Advances in an amount in excess of the Available Amount in planning its cash needs.

(iii)        If the Available Amount has been increased pursuant to this Section 1.1(b), (1) it shall not be reduced without the prior written consent of Borrower, except that the availability of the Available Amount may, in the Lender’s discretion, be terminated if an Event of Default (as defined in the Note) has occurred and is continuing, and (2) from time to time prior to the Maturity Date and subject to the terms and conditions set forth below, the Lender shall make Advances to Borrower, which Borrower may repay and reborrow, so long as the aggregate amount of Advances outstanding at any one time shall not exceed the Available Amount as it has been increased pursuant to the terms hereof; provided, however, that the amount of any interest and fees that have been capitalized in accordance with this Agreement shall be excluded in calculating whether the increased Available Amount has been exceeded.

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1.2           Note. The indebtedness of Borrower to the Lender will be evidenced by a secured convertible promissory note in the form of Exhibit A made by the Borrower in favor of the Lender (the “Note”). The original face amount of the Note will be Three Hundred Fifty Thousand Dollars ($350,000); provided, however, that notwithstanding the face amount of the Note, Borrower’s liability under the Note shall be at all times equal to such lesser or greater amount of its actual indebtedness, principal, interest, fees, charges, expenses and reasonable attorneys’ fees and costs and other amounts, obligations, covenants and duties owing by Borrower to the Lender (or any permitted assignee) of any kind and description (whether pursuant to or evidenced by the Note or this Agreement), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including Lender’s Expenses (collectively, the “Obligations”), in each case as then outstanding hereunder and under the Note. As used herein, “Lender’s Expenses” means all reasonable attorneys’ fees, costs and expenses incurred by the Lender in amending, enforcing or defending its rights hereunder and under the Loan Documents (as hereinafter defined) (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded under the Note or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by the Lender in connection with the enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower. The records of the Lender with respect to the amount of Obligations outstanding at any time shall be conclusive, absent manifest error.

1.3           Use of Proceeds. The proceeds of each Advance shall be used to pay the amounts set forth in the Schedule of Payments relating to such Advance.

1.4           Payment of Outstanding Obligations. The aggregate Obligations outstanding on the Maturity Date shall be due and payable in full on the Maturity Date.

1.5           Interest. Interest on the outstanding principal amount of each Advance shall accrue at a rate equal to the Prime Rate (as published in the Wall Street Journal) plus seven and one-half percent (7.5%) per annum (the “Interest Rate”), and on each monthly anniversary of the making of each Advance such accrued interest shall be capitalized by adding it to the outstanding principal amount of the Line of Credit until the repayment in full of all Obligations, the termination of this Agreement and cancellation of the Note. Each change in the Prime Rate (as published in the Wall Street Journal) shall result in a change to the Interest Rate. All computations of interest shall be made on the basis of a year of 360 days, as the case may be, and the actual number of days elapsed. Notwithstanding the foregoing, in no event shall the Interest Rate exceed the greater of 25% and the maximum rate of interest payable under applicable law.

1.6           Default Rate. Upon the Maturity Date or any acceleration thereof, and at Lender’s option upon the occurrence of any Event of Default and during the continuance thereof, the outstanding principal amount of each Advance shall bear interest at a rate that shall be equal to the Interest Rate then in effect plus eight percent (8.0%) per annum, but in no event greater than the maximum rate of interest payable under applicable law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on the Note. The Default Rate is imposed as liquidated damages for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, but is in addition to, and not in lieu of, the Lender exercise of any rights and remedies hereunder or under applicable law, and any fees and expenses of any agents or attorneys which the Lender may employ. In addition, the Default Rate reflects the increased credit risk to the Lender of carrying an Advance that is in default. Borrower agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Lender, and that the actual harm incurred by the Lender cannot be estimated with certainty and without difficulty.

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1.7           Advances. Borrower shall give Lender written notice not later than 3:00 p.m., Eastern time, on the third business day prior to the date of any requested advance (the “Advance Date”) of credit pursuant to the Line of Credit (each an “Advance”). Any such notice shall be in the form set forth as Exhibit B (the “Borrowing Notice”), shall be certified by the Chief Executive Officer, President or Chief Accounting Officer of Borrower, shall have attached thereto the Schedule of Payments relating to the use of the proceeds of such Advance, shall set forth the aggregate amount of the requested Advance (which shall in no event exceed the aggregate of the amounts set forth in such Schedule of Payments) and the proposed Advance Date of such Advance. After receiving a request for an Advance to which Borrower is entitled hereunder and under the Note pursuant to a Borrowing Notice complying with the terms hereof, but no later than the business day prior to the proposed Advance Date, Lender shall notify Borrower if it approves the requested Advance in the amount so requested; provided, that the initial Advance of up to $350,000 under the First Available Amount and the second Advance of up to $650,000 under the Second Available Amount shall be deemed to have been approved. The actual amount of each Advance will be the amount, if any, approved or deemed approved by Lender of the amount set forth in the Schedule of Payments relating to such Advance and, provided the terms and conditions set forth below have been satisfied in full, Lender shall make available to Borrower on the Advance Date in U.S. dollars the amount of the Advance so approved by Lender by wire transfer of immediately available funds to a bank account designated by Borrower in the Borrowing Notice. Notwithstanding the foregoing, Borrower shall not be required to provide three business days’ advance notice of funding for the initial Advance. In no event will Lender have an obligation to make (i) the initial Advance in an amount in excess of $350,000, (ii) the second Advance in an amount in excess of the Second Available Amount Maximum or (iii) an Advance which, when added to the principal amount of Advances then outstanding, exceed the then current Available Amount.

1.8           Prepayment. Borrower may prepay the outstanding Obligations under the Line of Credit, in whole or in part, at any time without premium or penalty. Prepayments of all or any portion of the Obligations shall not reduce the Available Amount (as it may have been increased), and funds may be reborrowed hereunder up to the Available Amount, subject to the provisions hereof and of the Note.

1.9           Payments; Payment Application. Any and all payments on account of the Obligations will be applied first, to accrued and unpaid interest and second, to the outstanding principal amount (including any capitalized interest and fees) and other sums due hereunder and under the Note. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other Person (as defined in the Note) under any bankruptcy act, state, provincial or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

1.10         Conditions to Initial Advance. The obligation of the Lender to make the initial Advance under the First Available Amount shall be subject to:

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(a)          Documentation. The Lender’s receipt of the following documents, each in form and substance satisfactory to the Lender:

(i)          This Agreement. This Agreement, duly executed by Borrower and Parent.

(ii)         Secured Convertible Promissory Note. The Note, duly executed by Borrower.

(iii)        Registration Rights Agreement. A registration rights agreement, in a form mutually agreeable to the parties, duly executed by Parent.

(iv)        Warrant. A Warrant, in the form of Exhibit C, duly executed by Parent (the “Warrant”).

(v)         Borrowing Notice. A signed and completed Borrowing Notice, with all attachments thereto (including a Schedule of Payments with respect to the First Available Amount).

(vi)        Borrower Secretary’s Certificate. A copy of Borrower’s articles of organization and limited liability company agreement, each as amended and/or restated, and resolutions duly adopted by its board of directors authorizing this Agreement, the Note and the transactions contemplated hereby and thereby, as certified by the duly authorized Secretary of Borrower, together with a good standing certificate of Borrower from its state of formation and from each state in which it is required to be authorized to do business.

(vii)       Parent Secretary’s Certificate. A copy of Parent’s certificate of incorporation and by-laws, each as amended and/or restated, and resolutions duly adopted by its board of directors authorizing this Agreement, the Parent Guaranty (as hereinafter defined), the Warrant and the transactions contemplated hereby and thereby, as certified by the duly authorized Secretary of Parent, together with a good standing certificate of Parent from its state of formation and from each state in which it is required to be authorized to do business.

(viii)      UCC Search. A completed UCC search with respect to Borrower and Parent in each jurisdiction requested by Lender and evidence that the security interest granted Lender hereunder shall be prior to any other Liens, other than Permitted Liens (as such terms are defined in the Note).

(ix)         Opinion of Counsel. An opinion of Borrower’s counsel with respect to such matters as Lender shall reasonably request.

(x)          Validity Guaranty and Liquidation Assistance Letter. A Validity Guaranty and Liquidation Assistance Letter, in a form mutually agreeable to the parties, duly executed by those officers of the Borrower as is determined by the Lender.

(xi)         Parent Guaranty. A Guaranty, in the form of Exhibit D, duly executed by the Parent (the “Parent Guaranty”).

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(xii)        Pledge and Security Agreement. A Pledge and Security Agreement, in a form mutually agreeable to the parties, duly executed by Parent, providing for original certificates representing Parent’s and Borrower’s equity interest in each Subsidiary (as hereinafter defined), including, without limitation, the Borrower Membership Interest (as hereinafter defined), together with stock powers executed in blank with respect thereto, to be held by a collateral agent as security for the Obligations.

(xiii)       Insurance. Evidence that the Lender has been named as Lender Loss Payee on all of Borrower’s insurance in accordance with the provisions of Section 7(d) of the Note.

(b)          Initial Funding Fee. Borrower having paid to the Lender a one-time initial funding fee of one and three-quarters percent (1.75%) of the Facility Amount, which fee will be capitalized by adding it to the outstanding principal amount of the Line of Credit (after which, interest shall accrue on such additional principal amount at the applicable rate prescribed herein).

(c)          No Event of Default. The absence of any Event of Default, or any event that with notice or lapse of time, would constitute an Event of Default.

(d)          Expenses. Borrower having paid all reasonable legal costs, out of pocket expenses, lien search charges and filing fees incurred by the Lender in connection with the preparation, delivery and/or filing of the Loan Documents.

(e)          Other Documents. Borrower and Parent having executed or cause to be executed and delivered or cause to be delivered to the Lender such documents, instructions, certificates, opinions and assurances, guaranties, security agreements, facility agreements, or other agreements, containing such warranties, covenants and conditions as are normally contained in such documents relating to similar credit facilities, as Lender shall reasonably require (collectively the “Loan Documents”).

1.11         Subsequent Advances. The obligation of the Lender to make Advances after the Advance under the First Available Amount shall be subject to:

(a)          Lender’s receipt of the following documents, each in form and substance satisfactory to the Lender:

(i)          Except in the case of the Advance under the Second Available Amount, a written certification from the Chief Executive Officer, President or Chief Accounting Officer of Borrower that Borrower has met the most recently provided Projections for each of the two most recent fiscal quarters included therein ended at least 45 days prior to the date of the Borrowing Notice.

(ii)         A signed and completed Borrowing Notice, with all attachments thereto (including a Schedule of Payments with respect to such Advance, and with respect only to the Advance constituting the Second Available Amount, a Schedule of Payments that provides for payment of up to $150,000 with the proceeds of such Advance for alcohol related expenditures and up to $500,000 for non-alcohol related expenditures).

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(iii)         Except in the case of the Advance under the Second Available Amount, a good standing certificate of each of Parent and Borrower from its state of formation and from each state in which it is required to be authorized do business.

(b)          Except in the case of the Advance under the Second Available Amount, Borrower having executed or caused to be executed and delivered or caused to be delivered such Loan Documents as Lender shall reasonably require.

(c)          No Event of Default. The absence of any Event of Default, or any event that with notice or lapse of time, would constitute an Event of Default.

(d)          Lender Approval. With respect to any Advance after making the Advance constituting the Second Available Amount, the approval of the Lender to an increase in the Available Amount in accordance with the terms of Section 1.1(b).

1.12         Conversion Rights and Mechanics. The Lender shall have the right, at its discretion, pursuant to the terms of, and as provided for in, the Note, to convert the outstanding principal amount of the Line of Credit and all accrued and unpaid interest thereon into shares of common stock, par value $0.0001 per share, of the Parent (the “Common Stock”). The conversion price shall be $4.00 per share of Common Stock (the “Conversion Price”). The number of Conversion Shares (as hereinafter defined) issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (i) the outstanding principal amount of the Line of Credit to be converted and all accrued and unpaid interest thereon by (ii) the Conversion Price. The provisions of Section 2 of the Note are hereby incorporated by reference herein as if set forth herein in full. Parent agrees to perform each of its obligations under Section 2 of the Note as if it were a party thereto.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth on the Schedule of Exceptions delivered to the Lender in connection with this Agreement, Parent represents and warrants to the Lender as follows:

2.1           Borrower Representations. The representations and warranties of Borrower set forth in Article III are true and correct.

2.2           Existence; Compliance with the Law. The Parent (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the corporate power and authority and the legal right to own and operate its property, and to conduct the business in which it is currently engaged; (c) is duly qualified as a corporation and is in good standing under the laws of each jurisdiction where its ownership or operation of property or the conduct of its business require such qualification; and (d) is in compliance with its certificate of incorporation and bylaws or other organizational or governing documents, and all laws, treaties, rules or regulations, and all determinations of any arbitrator or a court or other governmental authority (“Requirements of Law”), in each case applicable to or binding upon Parent or any of its property or to which Parent or any of its property is subject.

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2.3           SEC Reports and Financial Statements. The Parent has filed all proxy statements, reports and other documents required to be filed by it (“SEC Reports”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of Parent and any Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report. Since the date of Parent’s last quarterly report on Form 10-Q, there has been no event that has occurred that could result in a Material Adverse Change (as hereinafter defined).

2.4           Power; Authorization; Enforceable Obligations. The Parent has the corporate power, authority and legal right to make, execute, deliver and perform its obligations under this Agreement and each Loan Document to which it is a party; and has taken all requisite action to authorize the terms and conditions of this Agreement, the Warrant and the Parent Guaranty and to authorize the execution, delivery and performance of this Agreement and each Loan Document to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any other Person (including shareholders and creditors of the Parent) or any governmental authority, other than the filing of UCC-1 Financing Statements with the Secretary of State of New York and Delaware in connection with perfecting the security interest granted to Lender hereunder (the “Financing Statements”), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the Loan Documents. This Agreement and each Loan Document to which Parent is a party has been duly executed and delivered on behalf of the Parent, and constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally.

2.5           Capitalization. The authorized capital stock of Parent consists of thirty-six million (36,000,000) shares, of which thirty-five million (35,000,000) shares are designated as Common Stock and one million (1,000,000) shares are designated as preferred stock. As of the date of this Agreement, Parent has four million six hundred seventeen thousand five hundred thirty-three (4,617,533) shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. All of the outstanding shares of capital stock of Parent are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Common Stock currently trades on the OTCQB Venture Market (the “OTCQB”) under the trading symbol “LTEA” and satisfies all requirements for the continuation of such trading. The Parent has received no notice, either oral or written, with respect to the continued eligibility of its Common Stock for quotation on the OTCQB, and the Parent has maintained all requirements on its part for the continuation of such quotation. As of the date of this Agreement and except as disclosed in the SEC Reports, the Parent has no other shares of capital stock authorized, issued or outstanding, and neither the Parent, Borrower or any other Person has any rights, options or warrants outstanding or other agreements or arrangements (contingent or otherwise), in each case, pursuant to which any Person has the right to acquire (contingently or otherwise), or obligating the Parent, Borrower or any other Person to issue or grant (contingently or otherwise), any shares of capital stock or other equity interests of Parent. As of the date of this Agreement and except as disclosed in the SEC Reports, (i) none of the outstanding shares of capital stock of Parent are subject to or were issued in violation of any preemptive rights or similar rights created by statute or the organizational documents of Parent, (ii) all of the outstanding shares of capital stock of Parent are owned by Parent thereof free and clear of all Liens, and (iii) there are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Parent.

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2.6           Reservation of Common Stock.

(a) The Common Stock issued by Parent upon (i) receipt of a Conversion Notice by Lender pursuant to Section 1.12 and (ii) upon exercise of the Warrant, when issued in accordance with the provisions thereof, will be duly authorized and, upon issuance in accordance with the terms hereof and thereof and upon payment therefor, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof.

(b) Parent shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect (i) the full conversion of the Note into Conversion Shares pursuant to Section 1.12 and (ii) upon exercise of the Warrant. If at any time the number of shares authorized and reserved is insufficient to effect the full conversion of the Note then outstanding or the exercise of the Warrant, Parent shall increase the number of shares of Common Stock authorized and reserved accordingly. If Parent does not have sufficient authorized and unissued shares of Common Stock available, Parent shall call and hold a special meeting of Parent’s shareholders within sixty (60) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the purpose of increasing the number of shares authorized to an amount of shares equal to three (3) times the number of shares necessary to effect the full conversion of the Note then outstanding or the exercise of the Warrant, as applicable. Subject to its fiduciary duty obligations under applicable law, Parent’s management shall recommend to Parent’s shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

2.8           No Legal Bar. The execution, delivery and performance by Parent of each Loan Document to which it is a party, will not violate any Requirement of Law applicable to Parent or any material contract, agreement, commitment or legally binding undertaking to which Parent is a party, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any such contract, agreement, commitment or legally binding undertaking to which Parent is a party, except those Liens in favor of the Lender provided herein.

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2.9           Solvency. Parent is solvent and has the necessary capital to pay its liabilities and obligations (including, without limitation, the Obligations) as they become due.

2.10         Taxes. Parent has filed or caused to be filed all tax returns which are required to be filed or has received extensions that are validly in effect, and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BORROWER

Except as set forth on the Schedule of Exceptions delivered to the Lender in connection with this Agreement, Borrower represents and warrants to the Lender as follows:

3.1           Financial Condition. The balance sheet of the Borrower as at December 31, 2014, and the related statements of income, retained earnings and cash flows for the fiscal year ended on such date, audited by Marcum LLP and included in Parent’s final proxy statement/prospectus dated May 1, 2015, are complete and correct and present fairly the financial condition of the Borrower as at such date, and the results of its operations and changes in financial position for the fiscal period then ended. Such financial statements, including schedules and notes thereto, have been prepared in accordance with GAAP, consistently applied. The Borrower does not have any contingent obligations, contingent liabilities or liabilities for taxes, long term leases or forward or long term commitments, which are not reflected in the foregoing statements or in the notes thereto that are required to be disclosed in accordance with GAAP. The Borrower is consolidated with Parent in Parent’s financial statements as at September 30, 2015 and for the fiscal period then ended. Since the date of Parent’s most recent quarterly report, there has been no material adverse change in the business, operations, assets, prospects or financial or other condition of the Borrower, its Subsidiaries (as defined below) and Parent, taken as a whole (a “Material Adverse Change”).

3.2           Existence; Compliance with the Law. The Borrower and each subsidiary of the Borrower or the Parent (the “Subsidiaries”) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (b) has the corporate or limited liability power and authority and the legal right to own and operate its property, and to conduct the business in which it is currently engaged; (c) is duly qualified as a corporation or limited liability company and is in good standing under the laws of each jurisdiction where its ownership or operation of property or the conduct of its business require such qualification; and (d) is in compliance with the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and all Requirements of Law. None of the Subsidiaries conducts any material operations or has any material assets. No Person, other than Parent, has any beneficial interest in any of the membership interests of Borrower.

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3.3           Power; Authorization; Enforceable Obligations. The Borrower has the limited liability company power, authority and legal right to make, execute, deliver and perform its obligations under this Agreement and each Loan Document to which it is a party and to borrow and repay hereunder; and has taken all requisite action to authorize the borrowings on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of this Agreement and each Loan Document to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any other Person (including shareholders and creditors of the Borrower) or any governmental authority, other than the filing of the Financing Statements, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Loan Documents. This Agreement and each Loan Document to which Borrower is a party has been duly executed and delivered on behalf of the Borrower, and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally.

3.4           No Legal Bar. The execution, delivery and performance by Borrower of each Loan Document to which it is a party and the borrowings hereunder and the use of the proceeds thereof by Borrower, will not violate any Requirement of Law applicable to Borrower or any material contract, agreement, commitment or legally binding undertaking to which Borrower or any Subsidiary is a party (a “Contract”), and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any Contract, except those Liens in favor of the Lender provided herein.

3.5           No Material Litigation. No litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is pending by or against the Borrower or any of the Subsidiaries, or against any of their properties or revenues (a) with respect to this Agreement, the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which if adversely determined, could result in a Material Adverse Change.

3.6           No Default. The Borrower is not in default under or with respect to any Contract in any respect which could result in a Material Adverse Change, or which could materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement and each Loan Document to which it is a party. No Event of Default has occurred and is continuing.

3.7           No Burdensome Restrictions. No Contract and no Requirement of Law materially and adversely affects the business, operations, property or financial or other condition of the Borrower or the Subsidiaries.

3.8           Taxes. Each of the Borrower and the Subsidiaries has filed or caused to be filed all tax returns which are required to be filed or has received extensions that are validly in effect, and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property.

3.9           Environmental Matters.

(a)          None of the real property owned or leased by the Borrower or any the Subsidiaries (“Real Property”) contains, or to the best knowledge of the Borrower, has previously contained, any hazardous or toxic waste or substances or underground storage tanks.

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(b)          The Real Property is in material compliance with all applicable Federal, state and local environmental standards and requirements affecting the Real Property, and there are no environmental conditions which could materially interfere with the continued use of the Real Property.

(c)          None of the Borrower or any of the Subsidiaries has received any notices of violations or advisory action by regulatory agencies regarding environmental control matters or permit compliance.

(d)          Hazardous waste has not been transferred from any of the Real Property to any other location which is not in compliance with all applicable environmental laws, regulations or permit requirements.

(e)          With respect to the Real Property, there are no proceedings, governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Borrower, contemplated under any Federal, state or local law regulating the discharge of hazardous or toxic materials or substances into the environment, to which the Borrower or any the Subsidiaries is named as a party.

3.10         Ownership of Property; Liens. Each of the Borrower and the Subsidiaries has title in fee simple to, or a valid leasehold interest in, all Real Property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien, except for Permitted Liens.

3.11         Intellectual Property. Each of Borrower and the Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted and proposed to be conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Borrower know of any valid basis for any such claim. To the knowledge of Borrower, the use of Intellectual Property by Borrower and the Subsidiaries does not infringe on the rights of any Person in any material respect. “Intellectual Property” means all rights, provisions and privileges relating to intellectual property, whether arising under United States, multinational, or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

3.12         Labor Matters. There are no strikes or other labor disputes pending against Borrower or any Subsidiary, or, to the knowledge of Borrower, threatened that (individually or in the aggregate) could reasonable be expected to result in a Material Adverse Change. Hours worked by, and any payment to, employees of Borrower and each Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could result in a Material Adverse Change. All payments due from the Borrower on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower, other than those, the failure to pay, could not result in a Material Adverse Change.

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3.13         Regulatory Permits. Borrower and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not result in a Material Adverse Change (“Material Permits”), and neither Borrower nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.14         Insurance. Borrower and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent to the knowledge of Borrower and customary in the businesses in which they are engaged.

3.15         Investment Company. Neither the Parent nor Borrower is, nor immediately after receipt of the proceeds of the Advances, will be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.16         Disclosure. All disclosure furnished by or on behalf of Borrower to the Lender regarding the Parent, the Subsidiaries, Borrower, their business and the transactions contemplated hereby, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of Parent, the Borrower or its Subsidiaries nor any of their respective directors or Representatives or any other Person makes any representation or warranty to Lender not specifically set forth herein with respect to any projections, estimates or forecasts for Parent, Borrower or its Subsidiaries. Borrower acknowledges and agrees that the Lender has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article IV.

3.17         Solvency. Borrower is solvent and has the necessary capital to pay its liabilities and obligations (including, without limitation, the Obligations) as they become due.

3.18         Security Interest. No financing statement or similar instrument covering the Collateral (as hereinafter defined) is or will be on file in any public office, except the Financing Statement, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof. Upon the filing of the Financing Statement with the Secretary of State of New York and Delaware, Lender will have a perfected, first priority security interest in the Collateral.

3.19         Seniority. No Indebtedness (as defined in the Note) is senior to the Obligations in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

3.20         Brokers or Finders. Lender has not engaged any brokers, finders or agents, or incurred, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF LENDER

Except as set forth on the Schedule of Exceptions delivered to Borrower in connection with this Agreement, Lender represents and warrants to Borrower as of the date of this Agreement as follows:

4.1            Capacity; Execution of Agreement. Lender has all requisite power and authority, to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by Lender of the transactions and obligations contemplated hereby have been duly authorized by all requisite action of Lender. This Agreement has been duly executed and delivered by Lender and constitutes a valid and legally binding agreement of Lender, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

4.2           Formation and Standing. Lender is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Lender has the requisite power and authority to own and operate its properties and assets, and to carry on its business as currently conducted.

4.3           Brokers or Finders. Lender has not engaged any brokers, finders or agents, or incurred, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

4.4           No Disqualification Events. The Lender is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Lender has exercised reasonable care to determine whether Lender is subject to a Disqualification Event. The Lender shall notify the Borrower and the Parent in writing of (i) any Disqualification Event relating to the Lender and (ii) any event that would, with the passage of time, become a Disqualification Event relating to the Lender, in each case prior to the date of this Agreement.

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ARTICLE V.

COLLATERAL SECURITY

5.1           Collateral. In order to secure the payment of all Obligations, each of Borrower and Parent hereby grants to the Lender a security interest in and lien upon all of its property, whether now owned or hereafter acquired and wherever located, including, without limitation, all of its right, title and interest in and to (a) all Accounts (as such term is defined in the Uniform Commercial Code (the “UCC”)), contract rights and general intangibles, receivables and claims whether now or hereafter arising, all guaranties and security therefor and all of its right, title and interest in the goods purchased and represented thereby, if any, including all of its rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor; (b) all chattel paper; (c) all documents and instruments; (d) all letters of credit and letter-of-credit rights; (e) all deposit accounts; (f) all investment property, financial assets and all Investment Securities (as such term is defined in the UCC), including, without limitation, all shares of capital stock, membership interests, limited partnership interests and other equity securities of each of its Subsidiaries, whether now owned or hereafter acquired (including, without limitation, Parent’s membership interest, now owned or hereafter acquired, in the Borrower (the “Borrower Membership Interest”)); (g) all inventory and all accessions thereto and products thereof and documents therefor, including raw materials and work-in process; (h) all furniture, fixtures, equipment and machinery, wherever located and whether now or hereafter existing, and all parts thereof, accessions thereto, and replacements therefor and all documents and general intangibles covering or relating thereto; (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and any other designs or sources of business identifiers, indicia of origin or similar devices, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all of the goodwill associated therewith, in each case whether now or hereafter existing, and all rights and interest associated with the foregoing; (j) all software, computer programs, chattel paper, commercial tort claims, copyrights, and all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, and all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all rights and interests associated with the foregoing, the right to sue for past, present, and future infringements of any of the foregoing, all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing, and all other rights and benefits relating to any of the foregoing throughout the world; (k) all patents, patent applications, and patentable inventions, all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part, or reissues of any of the foregoing, the right to sue for past, present, and future infringements of any of the foregoing, all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing, and (l) all other rights and benefits relating to any of the foregoing throughout the world, all books and records pertaining to the foregoing, including but not limited to computer programs, data, certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, and purchasing records; and all proceeds of the foregoing, including, without limitation, proceeds of insurance policies (collectively, the “Collateral”).

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5.2           Perfection of Lender’s Lien. Each of Parent and Borrower agree to comply with all Requirements of Law, and to take all actions necessary or desirable in the Lender’s judgment, to perfect the Lender’s security interest in and to the Collateral, to authorize and (to the extent required) execute and deliver any financing statement or additional documents as the Lender may request and to deliver to the Lender a list of all locations of its inventory, equipment and machinery and landlord and or mortgagee lien subordinations or waivers with respect to each site where inventory, equipment or machinery is located and which is either leased by Parent or Borrower or has been mortgaged by Parent or Borrower, upon request by the Lender. If any item of Collateral or the proceeds thereof is or becomes evidenced by a note, chattel paper, or instrument, Parent or Borrower, as applicable, immediately shall deliver possession thereof, duly endorsed to the Lender, on behalf of the Lender, to be held by the Lender as Collateral hereunder. Each of Parent and Borrower agree that it will notify the Lender of any commercial tort claim.

5.3           Filings. The Lender may at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as all assets of Parent and Borrower of the kind pledged hereunder and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Parent and Borrower is an organization, the type of organization, and any organizational identification number issued to Parent and Borrower. Each of Parent and Borrower agree to furnish any such information to the Lender promptly upon request.

5.4           Actions With Respect to the Collateral. Borrower hereby consents to the pledge by the Parent to the Lender of the Borrower Membership Interest. Each of Parent and Borrower will properly preserve the Collateral, maintain the Collateral consisting of inventory, machinery or equipment in good working order (ordinary wear and tear excepted), defend the Collateral against any adverse claims and demands and keep accurate books and records. Neither Parent nor Borrower has granted and will not grant any security interest in any of the Collateral except to Lender, and will keep the Collateral free of all Liens, except the security interest of Lender and Permitted Liens. Parent and Borrower will promptly notify Lender in writing of any event which materially affects the value of the Collateral, the ability of Parent, Borrower or Lender to dispose of the Collateral, or the rights and remedies of Lender in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise. Parent and Borrower shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales (collectively, the “Collateral Costs”). Without waiving Parent’s or Borrower's default for failure to make any such payment, Lender at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Obligations and bear interest at the rate set out herein. Each of Parent and Borrower agrees to reimburse Lender on demand for any Collateral Costs so incurred. Each of Parent and Borrower will diligently collect all Collateral.

5.5           Further Assurances. Each of Parent and Borrower shall at any time and from time to time take such steps as the Lender may reasonably request for Lender (i) to obtain an acknowledgment, in form and substance satisfactory to the Lender , of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Lender, (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Article 9 of the UCC with corresponding provisions in Sections 9-104, 9-105, 9-106, and 9-107 relating to what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Lender, and (iii) otherwise to insure the continued perfection and priority of the Lender’s security interest in any of the Collateral and of the preservation of its rights therein.

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ARTICLE VI.

MISCELLANEOUS

6.1           Survival of Representations and Warranties; Indemnification.

(a)          The representations and warranties of Borrower and of the Lender contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement, and for the time period during which any Obligations are outstanding.

(b)          Lender shall indemnify and hold harmless Borrower and, as applicable, its officers, managers, directors, stockholders, members, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including reasonable attorneys’ fees) due to or arising out of a material breach of any representation, warranty or covenant provided, made or agreed to by the Lender hereunder or under the Note.

6.2           Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender. The Lender may assign its rights and obligations hereunder to an entity directly or indirectly controlled by or under common control with Lender.

6.3           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

6.4           Facsimile. A facsimile copy of an original written signature shall be deemed to have the same effect as an original written signature.

6.5           Captions and Headings. The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6           Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) upon receipt, when sent by facsimile to the number set forth below or email to the address set forth below; (iii) five business days after deposit in the U.S. mail, postage prepaid and addressed to the other party at the address set forth below; or (iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed. Each party making a communication hereunder by facsimile or email will promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or email pursuant hereto but the absence of such confirmation will not affect the validity of any such communication. A party may change or supplement the addresses given below, or designate additional addresses for purposes of this Section 6.6, by giving the other party written notice of the new address in the manner set forth above.

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If to Parent or Borrower:

Long Island Brand Beverages LLC
116 Charlotte Avenue
Hicksville, NY 11801
Attention:
Phone: (855) 542-2832
Facsimile:

with a copy to:

Graubard Miller
405 Lexington Avenue
New York, NY 10174
Attention: David Alan Miller and Jeffrey M. Gallant
Phone: 212-818-8800
Facsimile: 212-818-8881

If to the Lender:

Brentwood LIIT Inc.
Level 2 Suite 9, 20 Augustus Terrace
Parnell, Auckland
New Zealand

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Attention: Douglas Ellenoff
Phone: 212-370-1300
Facsimile: 212-370-7889

6.7           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Borrower and the Lender.

6.8           Enforceability; Severability. The parties hereto agree that each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are nevertheless held to be prohibited, invalid or unenforceable under applicable law, such provision will be effective to the fullest extent possible excluding the terms affected by such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If the prohibition, invalidity or unenforceability referred to in the prior sentence requires such provision to be excluded from this Agreement in its entirety, the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

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6.9           Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York. Each of Parent and Borrower agrees that any action or proceeding against it hereunder may be commenced in state or federal court in any county in the State of New York, and each of Parent and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein.

6.10         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.11         Further Assurances; Access. The Lender and Borrower will from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement and the Loan Documents. Upon reasonable written notice, Borrower shall afford the officers, employees and authorized agents and representatives of the Lender reasonable access, during normal business hours, to the offices, properties, books, records and such additional financial and operating data and other information regarding the assets, goodwill and business of the Borrower as Lender may from time to time reasonably request.

6.12         Entire Agreement. This Agreement and all exhibits hereto and thereto constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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6.13         Delays or Omissions. No delay or omission to exercise any right power or remedy accruing to any party under this Agreement, or upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. Except as otherwise set forth herein, all remedies, either under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.

6.14         Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.15         Equitable Relief. The parties hereto recognize that, if such party fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each party hereto therefore agrees that the other parties are entitled to seek temporary and permanent injunctive relief and any other equitable remedy a court of competent jurisdiction may deem appropriate in any such case.

6.16         No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.17         Public Announcements. No public announcements shall be made by any party hereto relating to the transactions contemplated by this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld, except where required by applicable law; provided, however, that in the event of such a legally required disclosure, the disclosing party will consult with the other consenting party with respect to the text of such disclosure and will provide the other consenting party with a copy of the disclosure prior to its publication.

6.18         Expenses. Each party shall bear its own costs and expenses in connection with the transactions contemplated hereby, except (i) to the extent that Lender’s Expenses shall be Obligations subject to the provisions hereof and (ii) Borrower shall pay the reasonable fees and expenses of Lender’s counsel incurred in connection with the preparation and negotiation of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby and thereby.

6.19         Exhibits and Schedule of Exceptions. All exhibits, annexes and schedules, including the Schedules of Exceptions, annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. A disclosure in any particular schedule of the Schedules of Exceptions or otherwise in this Agreement will be deemed adequate to disclose another exception to a representation or warranty made herein if the disclosure identifies the exception with reasonable particularity so that any exception to any other schedule is reasonably apparent.

[Signatures begin on next page.]

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IN WITNESS THEREOF, this Agreement has been executed by the undersigned as of the day, month and year first above written.

BORROWER:

LONG ISLAND BRAND BEVERAGES LLC

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: Chief Executive Officer

PARENT:

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: Chief Executive Officer

LENDER:

Brentwood LIIT Inc.

By:	/s/ Kerry Finnigan
Name: Kerry Finnigan
Title: Director

EXHIBIT A

FORM OF NOTE

SECURED CONVERTIBLE PROMISSORY NOTE

$1,000,000	New York, New York

Dated as of November 23, 2015

FOR VALUE RECEIVED, Long Island Brand Beverages LLC, a New York limited liability company with offices at 116 Charlotte Avenue, Hicksville, NY 11801 (“Borrower”), pursuant to this secured convertible promissory note (“Note”), hereby promises to pay to Brentwood LIIT Inc., a Delaware corporation (“Lender”), at such place as the Lender may designate from time to time in writing, in lawful money of the United States of America, the principal amount of One Million Dollars ($1,000,000), subject to increase as provided in that certain Credit and Security Agreement, dated as of the date hereof, by and among Borrower, Long Island Iced Tea Corp., a Delaware corporation (“Parent”), and the Lender (the “Credit Agreement”) and in this Note, or such lesser or greater amount as shall equal the outstanding principal amount under the Line of Credit and accrued interest thereon, and all other Obligations, on the dates and in the amounts set forth in the Credit Agreement and in this Note. This Note is the Note referred to in the Credit Agreement, is entitled to the benefits and subject to the terms and conditions thereof, is secured by the Collateral and may be prepaid, in whole or in part, as provided in the Credit Agreement.

1.            Definitions. All terms used, but not defined herein, shall have the meanings ascribed to them in the Credit Agreement. In addition, the terms set forth below shall have the following meanings:

(a)          “Event of Default” shall mean the occurrence of one or more of the following events:

(1)         Borrower shall fail to make any payment due to the Lender under the Credit Agreement or this Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise, and, other than with respect to a payment of principal or interest, a period of three (3) business days shall have elapsed after receipt of written notice from the Lender that such payment is due and unpaid.

(2)         Borrower or Parent violates any of the covenants or agreements of the Borrower or Parent (other than as provided in Section 1(a)(1) above) contained in the Credit Agreement, the Loan Documents or in Sections 7 and 8 of this Note and, with respect to any such violation that is capable of being cured, such violation is not remedied within ten (10) days after receipt of written notice from the Lender that such a violation has occurred.

(3)         Any portion of Parent’s or Borrower’s assets in excess of $170,000 is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) business days, or if Parent or Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Parent’s or Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Parent’s or Borrower’s assets by the United States government, or any department, agency, or instrumentality thereof, or by any state, county, municipal or governmental agency, and the same is not paid within ten (10) business days after Parent or Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed pending a good faith contest by appropriate proceedings by Parent or Borrower.

(4)         Any Loan Document executed and delivered to Lender in connection with the Line of Credit ceases to be, or any party thereto (other than Lender) asserts that such Loan Document is not, in any material respect, a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(5)         A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of Parent or Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Parent or Borrower or for any substantial part of their property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

(6)         Parent or Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Parent or Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts, other than debts contested in good faith by appropriate proceedings, as they become due, or shall take any action in furtherance of any of the foregoing.

(7)         One or more defaults shall exist under any Indebtedness in an amount in excess of $170,000.

(8)         A final, non-appealable judgment or judgments entered by a court or courts of competent jurisdiction for the payment of money in an amount, individually or in the aggregate, of at least $170,000 shall be rendered against Parent or Borrower and shall remain unsatisfied, unbonded and unstayed for a period of thirty (30) days or more.

(9)         Any written warranty, representation, statement, certification or report made to the Lender by Parent or Borrower or any officer, employee, agent or director of Parent or Borrower shall prove to have been false or misleading in any material respect when made or furnished.

(10)        Lender fails to have a perfected, first priority security interest in the Collateral.

(11)        Lender fails to receive, prior to the 7th business day after the date hereof, any of the items listed in Section 1.10(a) of the Credit Agreement (other than the Warrant, the Credit Agreement, this Note and the Parent Guaranty, each of which shall be executed and delivered to Lender on the date hereof).

(b)          “Indebtedness” means, with respect to Parent and Borrower, the aggregate amount of, without duplication, (a) all obligations of Parent or Borrower for borrowed money, (b) all obligations of Parent or Borrower evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of Parent or Borrower to pay the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business), (d) all capital lease obligations of Parent or Borrower, (e) all obligations or liabilities of others secured by a Lien on any asset of Parent or Borrower, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by Parent or Borrower, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of Parent or Borrower.

(c)          “Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any property of Parent or Borrower in favor of any Person.

(d)          “Permitted Indebtedness” means and includes:

(1)         Indebtedness of Parent or Borrower to Lender;

(2)         Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(3)         Indebtedness existing on the date hereof and disclosed in the Schedule of Exceptions to the Credit Agreement;

(4)         Indebtedness (excluding any Indebtedness permitted under any other clause of this definition, but including capital lease obligations), incurred at the time of, or within twenty (20) days after, the acquisition of any assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $50,000;

(5)         Indebtedness of Parent or Borrower which is subordinated to the Obligations pursuant to a subordination agreement satisfactory to Lender; and which is in an aggregate original principal amount not to exceed $75,000 at any time; and

(6)         Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Parent or Borrower.

(e)          “Permitted Liens” means:

(1)         Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that Parent or Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Parent or Borrower);

(2)         Liens existing as of the date of this Note and identified in the Schedule of Exceptions to the Credit Agreement;

(3)         Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that Parent or Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Parent or Borrower);

(4)         Liens upon any equipment or other personal property acquired by Parent or Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that such Liens are confined solely to the equipment or other personal property so acquired and the proceeds thereof and the amount secured does not exceed the acquisition price thereof;

(5)         Bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business and Liens in favor of financial institutions arising in connection with Parent’s or Borrower’s deposit accounts or securities accounts held at such institutions to secure customary fees and charges;

(6)         Any judgment, attachment or similar Lien not resulting in an Event of Default hereunder; and

(7)         Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described above but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

(f)          “Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

2.            Conversion. At any time and from time to time while this Note is outstanding, this Note may be, at the sole option of the Lender, convertible into shares of the common stock, par value $0.0001 per share, (the “Common Stock”) of the Parent, in accordance with the terms and conditions set forth below:

(a)          At any time while this Note is outstanding, the Lender may convert all or any portion of the outstanding principal amount of the Note and all accrued and unpaid interest thereon, and any other sums due and payable hereunder or under the Credit Agreement (such total amount, the “Conversion Amount”) into shares of Common Stock of the Parent (the “Conversion Shares”) at a price equal to $4.00 per share of Common Stock (the “Conversion Price”), upon written notice of conversion (in the form attached hereto as Exhibit A, the “Conversion Notice”) by Lender specifying the (i) date of conversion (ii) the Conversion Amount and (iii) where such Conversion Shares shall be delivered.

(b)          Mechanics.

(1)         To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Lender (the “Conversion Date”), the Lender shall transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Parent and Borrower (or, under certain circumstances as set forth below, by delivery of the Conversion Notice to the Parent’s transfer agent (the “Transfer Agent”)).

(2)         Upon receipt by the Parent and Borrower of a copy of a Conversion Notice, the Parent shall as soon as practicable, but in no event later than five (5) business days after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Lender indicating that the Parent will process such Conversion Notice in accordance with the terms herein. In the event the Parent fails to issue its Conversion Confirmation within said five (5) business day time period, the Lender shall have the absolute and irrevocable right and authority to deliver the fully executed Conversion Notice to the Transfer Agent, and pursuant to the terms of the Credit Agreement, the Transfer Agent shall issue the applicable Conversion Shares to Lender as hereby provided. Within five (5) business days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Parent fails to issue the Conversion Confirmation), the Parent shall instruct and cause its Transfer Agent to issue and surrender to a nationally recognized overnight courier for delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Lender, or its designees, for the number of Conversion Shares to which the Lender shall be entitled. To effect conversions hereunder, the Lender shall not be required to physically surrender this Note to the Parent or Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Lender, the Parent and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Lender, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(3)         The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(4)         If in the case of any Conversion Notice, the certificate or certificates required hereunder to be delivered are not delivered to or as directed by the Lender by the date required hereby, the Lender shall be entitled to elect by written notice to the Parent and the Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Parent or the Borrower, as applicable, shall promptly return to the Lender any original Note delivered to the Parent or the Borrower and the Lender shall promptly return to the Parent the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Parent.

(5)         The Parent’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and, unless specified otherwise herein, unconditional, irrespective of any action or inaction by the Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender or any other person or entity of any obligation to the Parent or any violation or alleged violation of law by the Lender or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Parent to the Lender in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Parent of any such action the Parent may have against the Lender. In the event the Lender shall elect to convert any or all of the outstanding principal amount hereof and accrued but unpaid interest thereon in accordance with the terms of this Note, the Parent may not refuse conversion based on any claim that the Lender or anyone associated or affiliated with the Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Lender, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Parent posts a surety bond for the benefit of the Lender in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Lender to the extent it obtains judgment. In the absence of such injunction, the Parent shall issue Conversion Shares upon a properly noticed conversion. Nothing herein shall limit a Lender’s right to pursue actual damages or declare an Event of Default pursuant to the Credit Agreement, this Note or any agreement securing the indebtedness under this Note for the Parent’s failure to deliver Conversion Shares within the period specified herein and such Lender shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Nothing herein shall prevent the Lender from having the Conversion Shares issued directly by the Transfer Agent in the event for any reason the Parent fails to issue or deliver, or cause its Transfer Agent to issue and deliver, the Conversion Shares to the Lender upon exercise of Lender’s conversion rights hereunder.

(c)          Adjustments to Conversion Price.

(1)         If the Parent, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on outstanding shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Parent, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding any treasury shares of the Parent) outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or re-classification.

(2)         If, at any time while this Note is outstanding: (i) the Parent effects any merger or consolidation of the Parent with or into another Person, (ii) the Parent effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Parent or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Parent effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Lender shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Parent shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Lender shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Parent or surviving entity in such Fundamental Transaction shall issue to the Lender a new note consistent with the foregoing provisions and evidencing the Lender’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring (i) any such successor or surviving entity to comply with the provisions of this Section and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction or (ii) the satisfaction of all outstanding principal and interest hereunder.

(3)         Whenever the Conversion Price is adjusted pursuant to any provision of this Note, the Parent shall promptly deliver to Lender a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(4)         If: (i) the Parent shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Parent shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iii) the approval of any stockholders of the Parent shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Parent is a party, any sale or transfer of all or substantially all of the assets of the Parent, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (iv) the Parent shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Parent, then, in each case, the Parent shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Lender at its last address as it shall appear upon the Parent’s records, fifteen (15) calendar days prior to the applicable record or effective date hereinafter specified or such lesser number of days between the announcement of such applicable record date or effective date and the anticipated closing of such transaction, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

3.           Advances. From time to time prior to the Maturity Date (as hereafter defined), subject to the terms and conditions of the Credit Agreement, the Lender shall make Advances to Borrower.

4.           Payments of Obligations. The outstanding principal amount of the Line of Credit, together with any accrued and unpaid interest, and any and all other Obligations, shall be due and payable on November 23, 2018 (the “Maturity Date”). In addition, on the Maturity Date, Borrower shall, without presentation of any supporting documentation by Lender, pay Lender $30,000 as reimbursement for Lender’s due diligence and loan management costs.

5.           Interest. All principal amounts outstanding from time to time hereunder (including capitalized interest and fees) shall bear interest at the Interest Rate as provided in the Credit Agreement and be payable as provided in the Credit Agreement. All computations of interest shall be made on the basis of a year of 360 days, as the case may be, and the actual number of days elapsed. Upon the Maturity Date or any acceleration thereof, this Note shall bear interest at the Default Rate as provided in the Credit Agreement, but not more than maximum rate allowed by law.

6.           Prepayments. Borrower may prepay the outstanding Obligations, in whole or in part, at any time without premium or penalty.

7.           Security. In order to secure the payment of all Obligations, Parent and Borrower have granted to the Lender a security interest in and lien upon the Collateral.

8.            Affirmative Covenants. Borrower covenants that, so long as any Obligations are outstanding or any commitment to make Advances under the Line of Credit still exists, Borrower shall:

(a)          Maintain its existence and its good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Change. Borrower shall maintain in force all Material Permits.

(b)          Comply with all Requirements of Law to which it is subject, noncompliance with which could reasonably be expected to result in a Material Adverse Change.

(c)          As soon as possible, and in any event within five (5) days after the discovery of a default or an Event of Default, provide the Lender with an Officer’s Certificate setting forth the facts relating to or giving rise to such default or Event of Default and the action which Borrower proposes to take with respect thereto.

(d)          The Lender shall be named as Lender Loss Payee on all insurance of which the Borrower or any Subsidiary is named as insured, including without limitation, warehouse, contents and business interruption insurance.

(e)          The Lender shall have access during normal business hours to Borrower’s financial and reporting information it reasonably requires, including without limitation, an accounts receivable and accounts payable aging, a perpetual inventory report, bank statements, monthly internal financial statements and the latest audited financial statements. Such information is to be provided within ten (10) days after a written request by Lender to Borrower.

9.          Negative Covenants. Borrower covenants that, so long as any Obligations are outstanding or any commitment to make Advances under the Line of Credit still exists, Borrower shall not:

(a)          Change its name, jurisdiction of formation, or principal place of business without thirty (30) days prior written notice to Lender.

(b)          Create, incur, assume or suffer to exist any Lien of any kind upon any of Borrower’s property, whether now owned or hereafter acquired, except Permitted Liens.

(c)          (i) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than amounts due or permitted to be prepaid under this Note) or lease obligations, or (ii) amend, modify or otherwise change the terms of any Indebtedness so as to accelerate the scheduled repayment thereof.

(d)          Create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.

(e)          Liquidate, dissolve, cease operations, dispose of any of its assets for less than the fair market value thereof (other than obsolete equipment), change the type of business that it operates or transfer any of its assets to any Subsidiary or cause or permit any Subsidiary to have any material operations.

10.         Acceleration; Lender’s Rights and Remedies.

(a)          On the occurrence of an Event of Default, while such Event of Default is continuing (provided that an Event of Default shall be continuing at all times after any cure period therefor expires), the Lender shall not have any further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, the entire unpaid principal sum hereunder, plus any and all interest accrued thereon, plus all other Obligations shall, at the option of the Lender, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Borrower.

(b)          On the occurrence of an Event of Default, the Lender shall have the following rights and remedies, which are cumulative in nature and shall be immediately available to the Lender: (i) all rights and remedies provided by law or in equity, including but not limited to those provided to a secured party by the UCC, especially those provided in Part 5 of Article 9, and equitable remedies for specific performance and injunctive relief; and (ii) all rights and remedies provided in the Credit Agreement and the Loan Documents. In furtherance of the foregoing:

(1)         The Lender shall have the right to take possession of the Collateral and to exercise all voting rights with respect to the Borrower Membership Interest. Borrower will cooperate fully with the Lender in the exercise of the Lender’s right to take possession of the Collateral. This shall include, but is not limited to, an obligation to assemble and deliver the Collateral or some portion of the Collateral or some part or component of the Collateral on request of the Lender to a place designated by the Lender where it shall be made available to the Lender.

(2)         The Lender shall have the right to sell or dispose of the Collateral by public or private proceeding and may do so by way of one or more contracts. Such sale or other disposition of the Collateral may be made as a unit or in parcels and at any time and place and on any terms as is permitted by the UCC. Any actions so taken shall be considered commercially reasonable if made in the good faith exercise of the Lender’s business judgment in the matter.

(3)         The Lender shall give Borrower notice of the time and place of any public sale of the Collateral or, in the case of a private sale or disposition, of the time after which such private sale or disposition is intended to be consummated, in accordance with Section 13, not later than seven (7) business days prior to the public sale or the time after which the private sale or other disposition is intended to be consummated; provided that, the failure of the Lender to give any such notice shall not affect in any manner the validity or finality of any such sale or disposition.

(4)         The proceeds of any disposition shall be applied as provided in Section 9-504 of the Uniform Commercial Code and shall include any and all expenses provided in this Note and the Credit Agreement, including attorney's fees and expenses to the extent such items are not prohibited by law.

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11.         Remedies Cumulative, Etc.

(a)          No right or remedy conferred upon or reserved to the Lender hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Lender, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

(b)          Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor and any and all other notices in connection with any Event of Default, including, without limitation, default in the payment of, or any enforcement of the payment of, all amounts due under this Note. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

(c)          Following the occurrence of any Event of Default, Borrower shall pay upon demand all Lender’s Expenses and any amount thereof not paid promptly following demand therefor shall be added to the outstanding principal amount under the Line of Credit and shall bear interest as provided in the Credit Agreement.

12.         Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

(a)          General Indemnity. Borrower agrees upon demand to pay or reimburse the Lender for all liabilities, obligations and out-of-pocket expenses, including Lender’s Expenses and reasonable fees and expenses of counsel for the Lender from time to time arising in connection with the enforcement or collection of sums due under this Note or the Credit Agreement, and in connection with any amendment or modification of such documents or any “work-out” in connection with such documents. Borrower shall indemnify, reimburse and hold the Lender, and its successors, assigns, agents, attorneys, officers, directors, shareholders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines or penalties (and other charges of any applicable governmental authority) (each, a “Claim”), directly or indirectly relating to or arising out of (i) the Credit Agreement or any Loan Document, (ii) any credit extended or committed by Lender to Borrower hereunder or under the Credit Agreement, (iii) any litigation or proceeding related to or arising out of the Credit Agreement or any Loan Document, (iv) any breach of any representation, warranty or covenant provided, made or agreed to by Borrower or Parent under the Credit Agreement or any Loan Document, (v) the use of the proceeds of the Line of Credit or otherwise, (vi) the falsity of any representation or warranty of Parent or Borrower or (vi) Parent’s or Borrower’s failure to comply with the terms of the Credit Agreement or any Loan Document; except to the extent such Claim is determined by a court of competent jurisdiction to have resulted from the gross negligence or the willful misconduct of such Indemnified Party. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of the Credit Agreement or any Loan Document. Upon the Lender’s written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of the Lender and each Indemnified Person against any indemnified Claim, and Lender may have its own counsel participate in the defense thereof at Lender’s expense. Borrower shall not settle or compromise any Claim against or involving the Lender without first obtaining the Lender’s written consent thereto, which consent shall not be unreasonably withheld.

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13.         Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when given in accordance with Section 6.6 of the Credit Agreement.

14.         Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15.         Successors and Assigns. This Note inures to the benefit of the Lender and binds Borrower, and inures to the benefit of and binds their respective successors and assigns, and the words “Lender” and “Borrower” whenever occurring herein shall be deemed and construed to include such respective successors and assigns; provided, however, that neither this Note nor any rights hereunder may be assigned by Borrower without the Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole discretion.

16.         Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Borrower agrees that any action or proceeding against it to enforce the Note may be commenced in state or federal court in any county in the State of New York, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein.

17.         Entire Agreement; Construction; Amendments and Waivers.

(a)          Entire Agreement. This Note, the Credit Agreement and each of the Loan Documents, taken together, constitute and contain the entire agreement between Parent, Borrower, the Lender with respect to the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, with respect to such subject matter. Borrower acknowledges that it is not relying on any representation or agreement made by the Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Note, the Credit Agreement and the Loan Documents.

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(b)          Construction. This Note is the result of negotiations between and has been reviewed by each of Borrower and the Lender as of the date hereof and their respective counsel; accordingly, this Note shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or the Lender. Borrower and the Lender agree that they intend the literal words of this Note, the Credit Agreement and the Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower’s or the Lender’s actual intentions.

(c)          Amendments and Waivers. Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Note or of any of the related loan documents shall not be effective without the written consent of the Lender and Borrower. Any waiver or consent with respect to any provision of such Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section shall be binding upon the Lender and on Borrower.

18.         Reliance by Lender. All covenants, agreements, representations and warranties made herein and the Credit Agreement by Borrower and Parent shall be deemed to be material to and to have been relied upon by the Lender, notwithstanding any investigation by the Lender.

19.         No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Note or any of the related loan documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

20.         Survival. All covenants, representations and warranties made in this Note shall continue in full force and effect so long as any obligations hereunder or commitment to fund Advances remain outstanding. The obligations of Borrower to indemnify the Lender with respect to all Claims shall survive until all applicable statute of limitations periods with respect to actions that may be brought against the Lender have run.

21.         WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

LONG ISLAND BRAND BEVERAGES LLC

By:
Name:
Title:

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Exhibit A

NOTICE OF CONVERSION

[NAME]

[ADDRESS]

RE: Notice of Conversion

Ladies and Gentlemen:

The undersigned hereby elects to convert principal and/or interest under the Secured Convertible Promissory Note (the “Note”) of Long Island Iced Tea Corp., a Delaware corporation (the “Company”), into shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company in accordance with the conditions of the Note, as of the date written below.

Conversion Calculations Date of Conversion:
Conversion Price
Principal Amount and/or Interest to be Converted:
Number of Common Shares to be Issued:

[HOLDER]

By:
Name:
Title:
Address:

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EXHIBIT B

FORM OF NOTICE OF BORROWING

Date _______________

Brentwood LIIT Inc.

RE: Notice of Borrowing

Ladies and Gentlemen:

Pursuant to the terms of a Credit and Security Agreement dated as of __________, 2015 (“Credit Agreement”), between you, Long Island Iced Tea Corp., a Delaware corporation, and the undersigned, we hereby request you to make an Advance on _________, 201_ in the amount of $_________. Attached hereto is the Schedule of Payments for such advance.

This notice constitutes a reaffirmation by the undersigned that the representations and warranties in the Credit Agreement are true, correct and accurate in all material respects as of the date hereof and that no Event of Default has occurred and is continuing.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

LONG ISLAND BRAND BEVERAGES LLC

By:
Name:
Title:

Attachment

EXHIBIT C

FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

LONG ISLAND ICED TEA CORP.

WARRANT TO PURCHASE

1,111,111 SHARES

OF COMMON STOCK

Warrant No. 2015-11-23-01	Dated: November 23, 2015

Long Island Iced Tea Corp., a Delaware corporation (the “Company”), hereby certifies that, for value received, Brentwood LIIT Inc., a Delaware corporation, or its registered assigns (including permitted transferees, the “Holder”), as registered owner of this warrant (the “Warrant”), is entitled to purchase from the Company up to a total of 1,111,111 shares (as adjusted from time to time as provided in Section 9) of Common Stock (as defined below), at an exercise price a price per share equal to $4.50 (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof (the “Initial Exercise Date”) to and including November 23, 2018 (the “Expiration Date”), and subject to the following terms and conditions.

1. Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

“Affiliate” of any specified Person means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value per share.

“Eligible Market” means any of the New York Stock Exchange, the NYSE Amex or Nasdaq (as defined below), and any successor markets thereto.

“Market Price” shall mean (i) if the principal trading market for such securities is an exchange, the average of the last reported sale prices per share for the last ten previous Trading Days in which a sale was reported, as officially reported on any consolidated tape, (ii) if clause (i) is not applicable, the average of the closing bid price per share for the last ten previous Trading Days as quoted by OTC Markets, Inc. for such securities. Notwithstanding the foregoing, if there is no reported sales price or closing bid price, as the case may be, on any of the ten Trading Days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith after reasonable investigation by resolution of the Board of Directors of the Company.

“Nasdaq” means the Nasdaq Global Market or Nasdaq Capital Market, and any successor markets thereto.

“Other Securities” refers to any capital stock (other than Common Stock) and other securities of the Company or any other Person which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, pursuant to the terms hereof upon the exercise of this Warrant, in lieu of or in addition to Common Stock.

“Person” means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on any Eligible Market or (b) if the Common Stock is not then quoted and traded on any Eligible Market, then a day on which trading occurs on the OTCQB or OTCQX markets maintained by OTC Markets, Inc.(or any successor thereto).

“Warrant Shares” shall initially mean shares of Common Stock and in addition may include Other Securities and Substituted Property (as defined in Section 9(e)(x)) issued or issuable from time to time upon exercise of this Warrant.

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.

3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Appendix A duly completed and signed, to the Company at its address specified herein. Upon any such registration and transfer, a new warrant in substantially the form of a Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant. Notwithstanding the foregoing, the Company shall not be obligated to register the transfer of all or any portion of this Warrant unless such transfer is pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the company.

4. Exercise and Duration of Warrant.

(a) This Warrant shall be exercisable, either in its entirety or for a portion of the number of Warrant Shares, by the registered Holder at any time and from time to time from and after the initial Exercise Date (as defined below) to and including the Expiration Date. At 5:00 P.M. New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, and the Holder hereof shall have no right to purchase any additional Warrant Shares hereunder.

(b) A Holder may exercise this Warrant by delivering to the Company, in accordance with Section 12, this Warrant, together with (i) an exercise notice, in the form attached hereto as Appendix B (the “Exercise Notice”), appropriately completed and duly signed, and (ii) (A) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised pursuant to a Cash Exercise (as set forth in Section 4(c) below) or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as set forth in Section 4(d) below), and the date such items are received by the Company is an “Exercise Date.” Execution and delivery of an Exercise Notice in respect of less than all of the Warrant Shares issuable upon exercise of this Warrant shall result in the cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. For clarity, the Holder may exercise any or all for the remaining portion of this Warrant notwithstanding that the Company has not returned a physical New Warrant certificate to the Holder, by delivering a further Exercise Notice and tendering payment of the Exercise Price (or Cashless Exercise notice) as aforesaid.

(c) Cash Exercise. In the event the Holder has elected to pay the Exercise Price in cash, it shall pay the Exercise Price by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company’s instructions (a “Cash Exercise”).

(d) Cashless Exercise. The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in its sole discretion, elect either (i) to pay the Exercise Price in cash or (ii) to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

For purposes of the foregoing formula,

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the average VWAP per share of the Common Stock (as reported by Bloomberg) for the ten Trading Days immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a national securities exchange and if prices for the Common Stock are then reported by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the reasonable fees and expenses of which shall be paid by the Company.

(e) Except as otherwise provided for herein, this Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company by virtue of the ownership hereof.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than ten (10) Trading Days after the Exercise Date) issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise (the “Certificate”), which may bear a restrictive legend. The Holder, or any Person so designated by the Holder to receive the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

(b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue, delivery or registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder and that the Holder will be required to pay any tax with respect to cash received in lieu of fractional shares. The Holder shall be responsible for all other tax liability of the Holder that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company, at the sole expense of the Holder (such expenses, if any imposed by the Company to be reasonable), shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested by the Company.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 9 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted, as the case may be.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends. If the Company, at any time while this Warrant is outstanding, pays a dividend on its Common Stock payable in additional shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day after the record date for the determination of stockholders entitled to receive such dividend or distribution and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after the distribution date of such dividend or distribution. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that if following such record date the Company rescinds or modifies such dividend or distribution, the Exercise Price shall be appropriately adjusted (as of the date that the Company effectively rescinds or modifies such dividend or distribution) to take into account the effect of such rescinded or modified dividend or distribution on the Exercise Price pursuant to this Section 9(a).

(b) Stock Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares, or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this Section 9(b) shall become effective immediately after the effective date of such subdivision or combination.

(c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation to which Section 9(e) applies) into shares of any other class of stock shall be deemed:

(i)         a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock for the purposes and within the meaning of this Section 9; and

(ii)         if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 9(b).

(d) Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) shares of any class of capital stock, (iii) rights or warrants to subscribe for or purchase any shares of any class of capital stock or (iv) any other asset, other than a distribution of Common Stock covered by Section 9(a), or ordinary cash dividends not to exceed $0.50 per year (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution (and the Exercise Price thereafter applicable) shall be adjusted (effective on and after such record date) to equal the product of such Exercise Price multiplied by a fraction, (A) the numerator of which shall be Market Price on such record date less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, which, if the Distributed Property is other than cash or marketable securities, shall be as reasonably determined in good faith by the Board of Directors of the Company whose determination shall be described in a board resolution, and (B) the denominator of which shall be the Market Price on such record date; provided, however, that if following the record date for such distribution the Company rescinds or modifies such distribution, the Exercise Price shall be appropriately adjusted (as of the date that the Company effectively rescinds or modifies such distribution) to take into account the effect of such rescinded or modified distribution on the Exercise Price pursuant to this Section 9(d).

(e) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its stock acquired by a third party, in each case in one or a series of related transactions, (iii) any tender offer or exchange offer by another Person is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) there shall occur any merger of another Person into the Company whereby the Common Stock is cancelled, converted or reclassified into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, as a condition to the consummation of such Fundamental Transaction, the Company shall (or, in the case of any Fundamental Transaction in which the Company is not the surviving entity, the Company shall take all reasonable steps to cause such other Person) to execute and deliver to the Holder of this Warrant a written instrument providing that:

(x)         so long as this Warrant remains outstanding, upon the exercise hereof at any time on or after the consummation of such Fundamental Transaction and on such terms and subject to such conditions as shall be nearly equivalent as may be practicable to the provisions set forth in this Warrant, this Warrant shall be exercisable into, in lieu of Common Stock issuable upon such exercise prior to such consummation, the securities or other property (the “Substituted Property”) that would have been received in connection with such Fundamental Transaction by a holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to such Fundamental Transaction, assuming such holder of Common Stock:

(A)         is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person; and

(B)         failed to exercise such Holder’s rights of election, if any, as to the kind or amount of securities, cash and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash or other property receivable in connection with such Fundamental Transaction is not the same for each share of Common Stock held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a “Non-Electing Share”), then, for the purposes of this Section 9(e), the kind and amount of securities, cash and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(y)         the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holder in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holder in respect of Common Stock hereunder.

Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9(e) shall similarly apply to successive Fundamental Transactions.

(f) Adjustment of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) through (d) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price payable for the Warrant Shares immediately prior to such adjustment.

(g) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(h) Adjustments. Notwithstanding any provision of this Section 9, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 9(h) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment required to be made hereunder.

(i) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company will promptly deliver to the Holder a certificate executed by the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

(j) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes, approves, enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction fifteen (15) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction (but not prior to the public announcement thereof to the Company’s common stockholders at large) or such lesser number of Trading Days between the announcement of such Fundamental Transaction and the anticipated closing of such Fundamental Transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable upon exercise of this Warrant, the Company shall make a cash payment to the Holder equal to (a) such fraction multiplied by (b) the Market Price on the Exercise Date of one full Warrant Share.

11. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person, by facsimile or by email), against receipt to the party to whom such notice or other communication is to be given. Any notice or other communication given by means permitted by this Section 12 shall be deemed given at the time of receipt thereof. The address for such notices or communications shall be as set forth below:

If to the Company:	Long Island Brand Beverages LLC
116 Charlotte Avenue
Hicksville, NY 11801
Attention:
Phone: (855) 542-2832
Facsimile:

with a copy to:	Graubard Miller
405 Lexington Avenue
New York, NY 10174
Attention: Jeffrey M. Gallant
Phone: 212-818-8800
Facsimile: 212-818-8881

If to the Holder:	As set forth in the Credit and Security Agreement, dated November 23, 2015, by and among the Company, Long Island Brand Beverages LLC and the Holder.

with a copy to:	Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Attention: Douglas Ellenoff
Phone: 212-370-1300
Facsimile: 212-370-7889

Or such other address as is provided to such other party in accordance with this Section 12.

13. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon a prompt written notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any Person resulting from any consolidation to which any new warrant agent shall be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14. Miscellaneous.

(a) This Warrant may be assigned by the Holder, subject to compliance with applicable securities laws. This Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor upon exercise thereof, and (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, free from all taxes, or liens, claims and encumbrances created by the Company and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c) This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

(d) Neither party shall be deemed in default of any provision of this Warrant, to the extent that performance of its obligations or attempts to cure a breach hereof are delayed or prevented by any event reasonably beyond the control of such party, including, without limitation, war, hostilities, acts of terrorism, revolution, riot, civil commotion, national emergency, strike, lockout, unavailability of supplies, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency, provided that such party gives the other party written notice thereof promptly upon discovery thereof and uses reasonable best efforts to cure or mitigate the delay or failure to perform.

(e) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(f) In case any one or more of the provisions of this Warrant shall be deemed invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

LONG ISLAND ICED TEA CORP.

By:
Name:
Title:

Brentwood LIIT Inc.

By:
Name:
Title:

[Signature Page To Warrant]

APPENDIX A

FORM OF ASSIGNMENT

(to be completed and signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________ the right represented by the within Warrant to purchase _____________ shares of Common Stock of Long Island Iced Tea Corp. to which the within warrant relates and appoints __________________________ attorney to transfer said right on the books of Long Island Iced Tea Corp. with full power of substitution in the premises.

Dated:____________
(Signature must conform in all respects to name of Holder as specified on face of the Warrant)

Address of Transferee:

In the presence of:

The Transferee hereby represents and warrants to Long Island Iced Tea Corp. that it is an “accredited investor” within the meaning of SEC Rule 501(a), and that it is not purchasing this Warrant (or portion thereof) pursuant to any general solicitation by the transferor nor on the basis of any information about the Company other than materials posted on the SEC’s EDGAR website or the Company’s press releases.

Transferee

By:
Name:
Title:

APPENDIX B

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:          Long Island Iced Tea Corp.

The undersigned is the Holder of Warrant No. [      ] (the “Warrant”) issued by Long Island Iced Tea Corp., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of _________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________ Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as:

a.	A “Cash Exercise” with respect to _________ Warrant Shares; and/or

b.	A “Cashless Exercise” with respect to __________ Warrant Shares.

4.	In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the Holder _________ Warrant Shares in accordance with the terms of the Warrant

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of __________ Warrant Shares.

7.	The Holder is an “accredited investor” within the meaning of SEC Rule 501(a).

Dated: ____________	Name of Holder:

(Print)

By:

Title:

(Signature must conform in all respects to name of Holder as specified on face of the Warrant)

EXHIBIT D

FORM OF PARENT GUARANTY

GUARANTY

1. The Guaranty. For valuable consideration, Long Island Iced Tea Corp., a Delaware corporation ("Guarantor"), hereby unconditionally guarantees and promises to pay promptly to Brentwood LIIT Inc., a Delaware corporation (“Lender”), or order, in lawful money of the United States, any and all Obligations of Long Island Brand Beverages LLC, a New York limited liability company ("Borrower"), to Lender when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. The liability of Guarantor under this Guaranty is not limited as to the principal amount of the Obligations guaranteed and includes, without limitation, liability for all interest, fees, indemnities, and other costs and expenses relating to or arising out of the Obligations, now or hereafter owing from Borrower to Lender. The liability of Guarantor is continuing and relates to any Obligations, including that arising under successive transactions which shall either continue the Obligations or from time to time renew them after they has been satisfied. This Guaranty is cumulative and does not supersede any other outstanding guaranties.

2. Obligations Independent. The obligations under this Guaranty are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions.

3. Rights of Lender. Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to:

(a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Obligations or any part thereof, including increase or decrease of the rate of interest, or otherwise change the terms of any Loan Documents;

(b) receive and hold security for the payment of this Guaranty or any Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

(c) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine;

(d) release or substitute any one or more of any endorsers or other guarantors of any of the Obligations; and

(e) permit the Obligations to exceed Guarantor's liability under this Guaranty, and Guarantor agrees that any amounts received by Lender from any source other than Guarantor shall be deemed to be applied first to any portion of the Obligations not guaranteed by Guarantor.

4. Guaranty to be Absolute. Guarantor agrees that until the Obligations have been paid in full in immediately available funds and any commitments of Lender or facilities provided by Lender with respect to the Obligations have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner vary, discharge or otherwise reduce, limit, or modify Guarantor's obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Lender described in the immediately preceding paragraph of this Guaranty. It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Lender is rescinded or must be returned by Lender to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation; and any guaranty of any indemnities, shall survive any termination of this Guaranty. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Obligations guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Lender. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes.

5. Guarantor's Waivers of Certain Rights and Certain Defenses. Guarantor waives:

(a) any right to require Lender to:

(i) proceed against Borrower or any other person;

(ii) marshal assets or proceed against or exhaust any security held from the Borrower or any other person;

(iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from Borrower or any other person;

(iv) take any other action or pursue any other remedy in Lender's power; or

(v) make any presentment or demand for performance, or give any notice of nonperformance, acceleration, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Lender as security for or which constitute in whole or in part the Obligations guaranteed hereunder, or in connection with the creation of new or additional Obligations, or give any notice of acceptance of this Guaranty, or notices of any fact that might increase Guarantor’s risk.

(b) any defense to its obligations under this Guaranty based upon or arising by reason of:

(i) any defense of Borrower or any other Person;

(ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Obligations;

(iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf Borrower, or any defect in the formation of Borrower;

(iv) the application by Borrower of the proceeds of any Obligations for purposes other than the purposes represented by Borrower to, or intended or understood by, Lender or Guarantor;

(v) any act or omission by Lender which directly or indirectly results in or aids the discharge of Borrower or any portion of the Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Lender against Borrower;

(vi) any impairment of the value of any interest in any security for the Obligations, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security;

(vii) any modification of the Obligations, in any form whatsoever, including any modification made after revocation hereof to any Obligations incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Obligations, including increase or decrease of the rate of interest;

(viii) any requirement that Lender give any notice of acceptance of this Guaranty;

(ix) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower;

(x) the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty; or

(xi) any election of remedies by Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Obligations, destroys Guarantor's rights of subrogation or Guarantor's rights to proceed against Borrower for reimbursement.

(c) until the Obligations have been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Obligations have been terminated, even though the Obligations may be in excess of Guarantor’s liability hereunder, to the extent permitted by applicable law, any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise).

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

6. Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Lender or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the Obligations. Guarantor agrees that, if Lender so requests, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the Obligations have been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Obligations have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any Lien that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any Lien that Lender may have on any such property.

7. Extent of Guaranty. Guarantor's liability hereunder shall not exceed at any one time the largest amount during the period commencing with Guarantor's execution of this Guaranty and thereafter that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

8. Information Relating to Borrower. Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Loan Documents as Guarantor deems necessary and appropriate, and shall have sole responsibility to obtain from Borrower any information required by Guarantor about any modifications to the Loan Documents. Guarantor further acknowledges that Lender has no duty, and Guarantor is not relying on Lender, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

9. Borrower's Authorization. It is not necessary for Lender to inquire into the powers of Borrower or of the officers, directors, or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

10. Remedies.

(a)          On the occurrence of an Event of Default, while such Event of Default is continuing (provided that an Event of Default shall be continuing at all times after any cure period therefor expires), the Lender shall not have any further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, the entire Obligations shall, at the option of the Lender, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Guarantor.

(b)          On the occurrence of an Event of Default, the Lender shall have the following rights and remedies, which are cumulative in nature and shall be immediately available to the Lender: (i) all rights and remedies provided by law or in equity, including but not limited to those provided to a secured party by the UCC, especially those provided in Part 5 of Article 9, and equitable remedies for specific performance and injunctive relief; and (ii) all rights and remedies provided in the Credit Agreement and the Loan Documents. In furtherance of the foregoing:

(1)          The Lender shall have the right to take possession of the Collateral and to exercise all voting rights with respect to the Borrower Membership Interest. Guarantor will cooperate fully with the Lender in the exercise of the Lender’s right to take possession of the Collateral. This shall include, but is not limited to, an obligation to assemble and deliver the Collateral or some portion of the Collateral or some part or component of the Collateral on request of the Lender to a place designated by the Lender where it shall be made available to the Lender.

(2)          The Lender shall have the right to sell or dispose of the Collateral by public or private proceeding and may do so by way of one or more contracts. Such sale or other disposition of the Collateral may be made as a unit or in parcels and at any time and place and on any terms as is permitted by the UCC. Any actions so taken shall be considered commercially reasonable if made in the good faith exercise of the Lender’s business judgment in the matter.

(3)          The Lender shall give Guarantor notice of the time and place of any public sale of the Collateral or, in the case of a private sale or disposition, of the time after which such private sale or disposition is intended to be consummated, in accordance with the terms of the Credit Agreement, not later than seven (7) business days prior to the public sale or the time after which the private sale or other disposition is intended to be consummated; provided that, the failure of the Lender to give any such notice shall not affect in any manner the validity or finality of any such sale or disposition.

(4)          The proceeds of any disposition shall be applied as provided in Section 9-504 of the Uniform Commercial Code and shall include any and all expenses provided in the Note and the Credit Agreement, including attorney's fees and expenses to the extent such items are not prohibited by law.

11. Notices. All notices required under this Guaranty shall be given as provided in the Credit Agreement.

12. Successors and Assigns. This Guaranty (a) binds Guarantor and Guarantor's successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Lender, and (b) inures to the benefit of Lender and Lender's indorsees, successors, and assigns.

13. Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Lender to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver of such rights, remedies or powers, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

14. Costs and Expenses. Guarantor agrees to pay all reasonable attorneys' fees and all other costs and expenses that may be incurred by Lender (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Lender in any case commenced by or against Guarantor under the bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

15. Representations, Warranties and Covenants. When Guarantor signs this Guaranty, and until the Obligations are repaid in full and any commitments or facilities provided by Lender with respect to the Obligations have been terminated, Guarantor makes the following representations, warranties and covenants:

(a) All financial and other information that has been or will be supplied to Lender is sufficiently complete to give Lender accurate knowledge of Guarantor's financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to Lender, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of Guarantor.

(b) There is no lawsuit, tax claim or other dispute pending or threatened against Guarantor which, if lost, would impair Guarantor's financial condition or ability to repay the Obligations, except as have been disclosed in writing to Lender.

(c) Guarantor is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to Lender.

(d) Guarantor has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to Lender.

(e) There is no event which is, or with notice or lapse of time or both would be, a default by Guarantor under this Guaranty or under any other instrument or agreement executed in connection with the Obligations or this Guaranty.

(f) Guarantor will not be rendered insolvent by the execution, delivery, and performance of its obligations under this Guaranty.

(g) Guarantor shall maintain its existence and its good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Change.

(h) Comply with all Requirements of Law to which it is subject, noncompliance with which could reasonably be expected to result in a Material Adverse Change.

(i) The Lender shall have access during normal business hours to Guarantor’s financial and reporting information it reasonably requires, including without limitation, an accounts receivable and accounts payable aging, a perpetual inventory report, bank statements, monthly internal financial statements and the latest audited financial statements. Such information is to be provided within ten (10) days after a written request by Lender to Guarantor.

(j) Guarantor shall not change its name, jurisdiction of formation, or principal place of business without thirty (30) days prior written notice to Lender.

(k) Guarantor shall not create, incur, assume or suffer to exist any Lien of any kind upon any of Guarantor’s property, whether now owned or hereafter acquired, except Permitted Liens.

(l) Guarantor shall not prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness or lease obligations, or (ii) amend, modify or otherwise change the terms of any Indebtedness (as such Term is defined in the Note) so as to accelerate the scheduled repayment thereof.

(m) Guarantor shall not create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.

(n) Guarantor shall not liquidate, dissolve, cease operations, dispose of any of its assets for less than the fair market value thereof (other than obsolete equipment), change the type of business that it operates or transfer any of its assets to any Subsidiary or cause or permit any Subsidiary to have any material operations.

16. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York. Guarantor agrees that any action or proceeding against it to enforce this Guaranty may be commenced in state or federal court in any county in the State of New York, and Guarantor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein.

17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS GUARANTY, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS GUARANTY. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

18. Final Agreement. This Guaranty and the other Loan Documents constitute the entire agreement between Guarantor and Lender with respect to the subject matter of this Guaranty and with respect to the credit facilities provided by Lender to Borrower and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. In the event of any conflict between this Guaranty and any other agreements required by this Guaranty, this Guaranty will prevail.

This Guaranty is dated as of November __, 2015.

LONG ISLAND ICED TEA CORP.

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